Exhibit 10.22

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Mapit Agreement 19/06

Control Instruments

AGREEMENT

Between MAP INTEGRATION TECHNOLOGIES (PTY) LIMITED a company incorporated and registered according to the Company Laws of the Republic of South Africa with Registration No. 1963/006481/07	(“the Supplier”)

and

CONTROL INSTRUMENTS (PTY) LIMITED trading as CONTROL INSTRUMENTS OMNIBRIDGE

a company incorporated and registered according to the Company Laws of the Republic of South Africa with Registration No. 1963/006970/07	(“the Client”)

Hereafter jointly referred to as “the parties”

1.	INTRODUCTION

1.1.	MapIT, Map Studio and Georigin, hereafter known as the Data Suppliers, specialise in commercial cartography and create, publish, own and distribute cartographical data in both printed and electronic formats. The Supplier warrants that it has acquired the rights to exploit the cartographical data owned by the Data Suppliers, enabling a user to track vehicles over the area depicted by the cartographical data.

1.2.	The Client wishes to utilise the data together with the technology for the authorised purpose and requires the rights to do so from the Supplier.

1.3.	It is the intention of the parties to conclude an agreement to govern the grant of rights in the data and the technology from the Supplier to the Client.

Accordingly it is agreed as follows:

2.	DEFINITIONS

The following expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

2.1.	“the agreement” shall mean this agreement together with any annexures;

2.2.	“authorised purpose” shall mean the incorporation of the data in the Product;

2.3.	“data” shall mean the cartographical information in a digital and/or printed format owned by the Data Suppliers including, but not limited to, any maps, graphics, text, databases, indexes, literary or artistic material the rights to which have been acquired by the Supplier;

2.4.	“effective date” shall mean the date of signature of this agreement by the party signing last in time

2.5.	“Georigin” shall mean Georigin (Pty) Ltd, its successors or assigns, a private company incorporated in accordance with the company laws of South Africa with registration number 2003/000554/07, the creator and owner of the African map data excluding Nigeria.

2.6.	“MapIT” shall mean Map Integration Technologies (Pty) Ltd, its successors or assigns, a private company incorporated in accordance with the company laws of South Africa with registration number 1963/006481/07, the creator and owner of the Nigerian and some of the South African map data.

2.7.	“Map Studio” shall mean a division of New Holland Publishing S.A, (Pty) Ltd, its successors or assigns, a private company incorporated in accordance with the company laws of South Africa with registration number 1971/009721/07, the creator and owner of some of the South African map data.

2.8.	“Product” shall mean the following product and/or service which will be developed, or produced, for the Client:

Refer Annexure A attached

2.9.	“the territory” shall mean the African Continent.

3.	CONFIDENTIALITY

The Parties acknowledge that the information regarded by them as confidential is of significant value to each and accordingly, it is essential that their modus operandi, Client base, strategic information & operating procedures, as well as intellectual property remain confidential and is not disseminated by the Parties in any manner which would advance the interests of any other persons and/or any other company and/or each other.

Having regard to the facts recorded above, the Parties undertake that in order to protect their confidential information, the Parties:

3.1	shall not disclose or permit access to any confidential information to any persons other than to such representatives and advisors of the Parties, whose knowledge of such confidential information is essential.

3.2	shall use all confidential information only for the purposes & benefit of each other.

3.3	shall not, except for disclosures required by law or regulation, disclose to any third party the existence or substance of any of the Parties’ modus operandi, Client base, strategic information, operating procedures & intellectual property without obtaining the prior written consent of the other Party.

3.4	shall not initiate, accept or engage in any discussions or make contact with, nor enter into any Agreement with any person who may form part of the “Parties” projects or Clients, whether or not such person is connected with each of the Parties, without the written consent of the other party.

3.5	shall not retain any written instructions, drawings, notes, memoranda or records (“Documents”) relating to the Parties’ confidential information which are made available to them, or which have come into their possession during the period of their association, and such Documents shall be deemed to be the property of the Parties and shall be surrendered to the Parties on demand by them and in any event on the termination of any association between them;

3.6	shall not retain any copies of copies of extracts from the Documents as provided for in clause 3.5 above.

4.	TERM

This Agreement supersedes any previous Agreements and will commence on the effective date and continue for an indefinite period. Should either party elect to discontinue the Agreement then the discontinuing party shall give the other party 3 (three) months written notice of its intention to discontinue the Agreement.

5.	LICENCE

5.1.	In consideration of the licence fee, the Supplier hereby grants to Client, for the term of this agreement, a non-exclusive licence to utilise the data and the technology for the authorised purpose in the territory in accordance with the terms and conditions of this agreement.

5.2.	The Client agrees that it may not use or authorise the use of the data for any purpose other than the authorised purpose without the prior written consent of the Supplier.

5.3.	The Client agrees that it may not amend, adapt or in any way alter the data without the prior written consent of the Supplier.

6.	LICENCE FEE

6.1.	In consideration of the rights granted by the Supplier, the Client will pay to the Supplier a fee based on the model as per Annexure A.

6.2.	The Client will keep up to date accurate records and books of account in respect of its exploitation of the rights to the data and the technology and shall provide the Supplier with a statement of the amounts due to the Supplier together with payment of any such amount due on a monthly basis. The statements will be submitted to the Supplier together with any amount owing within 10 days of the last day of each month.

6.3.	The Supplier shall have the right to have its nominated representative examine the records of the relevant to the exploitation of the rights granted in this Agreement for the purposes of verifying the statements furnished to the Supplier in terms of clause 6.2. Such examination shall take place at the premises of the company during normal business hours on one week’s prior written notice.

6.4.	The Supplier shall provide the Client with a Tax Invoice, indicating the agreed fee, on the last day of each month for the period of the Agreement. Payment of this invoice will be made within 30 (thirty) days of the date of invoice.

6.5.	The Client acknowledges that it will be responsible for and undertakes to make payments in accordance with the schedule as per Annexure A.

6.6.	Should the Client fail to make payment in terms of this Agreement the Client shall be deemed to be in default and should remedy not be made then the Supplier can elect to either:

6.6.1.	cancel the Agreement forthwith and claim the full balance outstanding

6.6.2.	or charge the Client interest at a rate equivalent to the Prime Rate charged by its bankers on the outstanding amount.

6.7.	The amounts referred to in this Agreement will exclude Value Added Tax (VAT).

7.	OBLIGATIONS OF THE SUPPLIER

7.1.	The Supplier shall deliver the data and the technology to the Client on or before 31st August 2006.

7.2.	The Supplier shall provide the Client with regular updates to the data, as and when the Supplier makes such updates available to the public.

7.3.	In addition to the rights to the data and the technology granted in this agreement, the Supplier undertakes to implement adjustments and/or modifications to the data and the technology insofar as may be reasonably required by the Client in order to use the rights granted in this agreement for the authorised purpose, provided that such adjustments and/or modifications are requested by the Client in writing in a timely manner.

8.	OBLIGATIONS AND WARRANTIES OF THE CLIENT

8.1.	The Client warrants that:

8.1.1.	it is entitled to enter into this agreement and is not bound by any previous agreement which adversely effects this agreement;

8.1.2.	the Product will be safe for its intended use and shall comply with all statutes, regulations, directives and/or codes in force at the time of production of the product.

8.2.	Should the Client breach any of the warranties provided in clause 8.1, it hereby indemnifies the Supplier and its directors, employees, Clients, subsidiaries and agents against any and all claims, damages, liabilities, actions, causes of action, costs and expenses, including legal fees (on an attorney and own Client basis), judgments, penalties of any kind resulting from the breach.

8.3.	The Client acknowledges that all costs relating to the incorporation of the data into its software shall be its sole responsibility and that the Supplier shall bear no responsibility or costs in this regard.

8.4.	The Client will make available information to support an audit trail on the usage of the product as defined in clause 2.8 on a monthly basis to the Supplier in order to ensure adherence to the fee structure as defined in clause 6.1

9.	INTELLECTUAL PROPERTY RIGHTS

9.1.	The Client confirms and acknowledges that all copyright and any other rights in and to the data are and shall remain the sole and exclusive property of the Data Suppliers and that the Client shall not acquire any rights or interest in the data or any related software, computer programmes and/or application, logos or trademarks, other than the rights licensed herein.

9.2.	The Client acknowledges that, other than the rights specifically granted herein, this agreement is not intended to transfer any copyright or any other rights in the data.

10.	INFRINGEMENTS OF THE RIGHTS BY A THIRD PARTY

10.1.	In the event that either party becomes aware of an infringement of the rights granted in terms of this agreement, by any third party, the Supplier and the Client agree to provide full details in writing to the other party at the earliest opportunity.

10.2.	Notwithstanding the above, the Client undertakes to notify the Supplier on a quarterly basis of all third parties who have been provided with copies of, or access to the data and/ or the technology. The notice will take the form of a list which will set out the names and contact details of such third parties and which will be supplied to the Supplier on the last day of March, June, September and December of each year.

10.3.	Should the Supplier elect not to institute proceedings against any third party, which decision must be recorded in writing, the Client shall be entitled to institute the necessary proceedings.

10.4.	The costs of proceedings instituted in terms of clause 10.3 by the Client shall be for the account of the Client who hereby indemnifies the Supplier against all and any claims, whether for costs, damages or otherwise arising out of any proceedings brought by the Client and the Supplier shall have no claim in respect of damages recovered by the Client in terms of this clause.

10.5.	For the purposes of proceedings contemplated in clause 10.4 above, the Supplier shall, when called upon to do so, provide reasonable co-operation and assistance to the Client in order to assist the Client in proving the rights in question.

11.	DEFAULT

11.1.	Should either party:

11.1.1.	commit a breach of any provision of this agreement and fail to remedy such breach within thirty days of being given written notice to do so;

11.1.2.	take any steps to place itself or is placed into liquidation or sequestration, whether voluntary or compulsory;

11.1.3.	take steps to deregister itself;

then that party shall be in default.

11.2.	Without derogating from the provisions contained in clause 11.1. above, should the Client breach any of the provisions of clause 5, then it shall be in default.

11.3.	Should one of the parties be in default, (“the defaulting party”) then the party which is not in default (“the aggrieved party”) shall be entitled, in addition to any and all other remedies which it may have in law to:

11.3.1.	cancel the agreement forthwith; or

11.3.2.	uphold the agreement and require specific performance of the defaulting party’s obligations without prejudice to any rights which it may have in law.

12.	CANCELLATION OF LICENCE

Should this agreement be terminated for whatever reason, the licence granted to the Client shall be terminated and the Client shall cease to exercise the rights granted in terms of this agreement from the date of termination. The Client shall return to the Supplier, within 30 days of termination of this agreement, all versions and copies of the data, which the Supplier furnished or made available to the Client prior to the effective date and during the term of this agreement.

13.	CESSION AND ASSIGNMENT

The Client agrees that it shall not be entitled to assign, sub-licence, transfer, pledge, lease, rent or share the rights acquired under this agreement without prior written notice being given to the Supplier, which permission shall not be unreasonably withheld. The Supplier acknowledges the right of the Client to sub-licence the use of the product to its identified customers.

14.	INDEMNITY

The Client hereby indemnifies the Supplier and its directors, employees, Clients, subsidiaries and agents against any and all claims, damages, liabilities, actions, causes of action, costs and expenses, including legal fees (on an attorney and own Client basis), judgments, penalties of any kind which may result, directly or indirectly, from the use of the Product by any third party.

15.	NO PARTNERSHIP OR EMPLOYMENT

This agreement shall not be deemed to create a partnership or employment relationship between the parties.

16.	SEVERABILITY OF PROVISIONS

Should any provision of this agreement be void, invalid or unenforceable, the validity of the remainder of this agreement shall not be effected and shall remain in full force and effect as between the parties.

17.	NO VARIATION

No addition to, variation of, novation, or agreed cancellation of this agreement, including this clause shall be of any force or effect unless in writing and signed by the parties.

18.	WHOLE AGREEMENT

This agreement constitutes the sole record of the agreement between the parties and supersedes all previous agreement. Neither party shall be bound by any representation, express or implied term, warranty, promise or the like not recorded herein.

19.	NO WAIVER

No relaxation or indulgence which any party may grant to any other shall constitute a waiver of the rights of that party and shall not preclude that party from exercising any rights which may have arisen in the past or which might arise in the future.

20.	DOMICILIUM

20.1.	The parties choose as their domicilium citandi et executandi for the purpose of the giving of any notice, the payment of any sum, the serving of any process and for any other purpose arising from this agreement, as follows:

The Supplier

28 Regency Drive

Route 21 Corporate Park

Nellmapius Drive

Irene

Postal Communication to be addressed to:

P.O. Box 972

Irene

0062

Fax No: (012) 345-5489

Attention: Trevor Morgan

The Client

Blaauwklip Office Park 2

Cnr Strand and Webersvallei Roads

Stellenbosch

Postal Communication to be addressed to:

PO Box 12377

Die Boord

7613

Attention: Managing Director

20.1.1.	or at such other address, not being a post office box or poste restante, of which the party concerned may notify the other party in writing

20.2.	Any notice given in terms of the agreement shall be in writing and shall:

20.2.1.	if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

20.2.2.	if posted by prepaid registered post be deemed to have been received by the addressee on the 8th (eighth) business day following the date of such posting;

20.2.3.	if transmitted by facsimile be deemed to have been received by the addressee 1 (one) business day after the successful transmission thereof.

20.3.	Notwithstanding anything to the contrary contained in this agreement, a written notice or communication actually received by one of the parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.

21.	GOVERNING LAW

This agreement shall be interpreted and enforced in accordance with the procedural and substantive laws of the Republic of South Africa.

Signed at Pretoria on this the 7th day of May 2007

For and on behalf of the SUPPLIER, being duly authorized

Name:		Designation:	Director

As Witness:

Name:	T. Morgan	Designation:	Ops Manager

Signed at Stellenbosch on this the 4 day of May 2007

For and on behalf of the CLIENT, being duly authorized

Name:	G. Pretorius	Designation:	Ops Director

As Witness:

Name:	Rebecca	Designation:	Receptionist

Annexure A

Service or product to be supplied:

The following service or product will be supplied:

•	The Supplier will provide a dataset enabling the client to track vehicles on the African Continent.

Fees Payable:

The following fees will be payable:

Passive Tracking Environment

•	A once off fee of * per seat or license.

•	Updates to the data will be supplied annually.

Active Tracking Environment

•	A minimum fee of * per month will be applied to the first * assets being tracked or managed. Thereafter the fee will be in accordance with the table listed below.

The following economies of scale will apply to the number of vehicles being tracked:

1.	* vehicles @ * per vehicle per month.

2.	* + vehicles * per vehicle per month.

As each of the target levels is achieved the lower rate will apply only to those vehicles above each of the previous target levels.

Please note that all the above figures exclude Value Added Tax (VAT).

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Addendum to Agreement 19/06

The parties to the original agreement 19/06 signed in May 2007 hereby mutually agree to include the following costs for map data for South Africa.

Coverage:

MiX Telematics will use MAPIT maps for their SVR applications, including the new MiX Internet Tracking user interface available to consumer customers, and MiX Control which is only available for internal use.

Fees:

Usage as part of MiX Control will be at *

A fee of * per vehicle per month will be payable to MAPIT for active vehicles. i.e. vehicles that are actively being tracked and monitored or reported on from within the MiX Internet Tracking application within a calendar month. Currently customers making use of this service is averaging around * per month.

A maximum annual fee of * applies and usage will remain unlimited, i.e. there is a cap on the licensing fee, not the usage.

Please note that the above figures exclude Value Added Tax (VAT).

Catherine Lewis	Accepted: Trevor Morgan

Marketing Director	Who warrants he is duly authorised

MiX Telematics International (Proprietary) Limited

www.mixtelematics.com

MIX TELEMATICS INTERNATIONAL (PTY) LTD | REGISTRATION NUMBER ILLEGIBLE

DIVISIONAL DIRECTORS ILLEGIBLE

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Mapit Agreement 19/06

Mix Telematics – 2nd addendum

2nd Addendum to Agreement 19/06

The parties to the original agreement 19/06 signed in May 2007 hereby mutually agree to include the following costs for map data for Malaysia and Singapore.

Fees Payable:

The following fees will be payable:

Active Tracking Environment

All vehicles operating in the Malaysian and/or Singapore environments will attract a fee of *

Map Updates

Map updates will be delivered to Mix Telematics at least once a year. Updates are included in the monthly fee and will not attract additional charges.

Please note that all the above figures exclude Value Added Tax (VAT).

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Signed at Pretoria on this the 14th day of September 2009

For and on behalf of the SUPPLIER, being duly authorized

Ray Wilkinson	Managing Director

Name	Designation

As Witnessed:

Charles Bates	Financial Manager

Name	Designation

Signed at Stellenbosch on this 24 day of August 2009

For and on behalf of the CLIENT, being duly authorized

Zoe Jenkins	Product Manager

Name	Designation

As Witnessed:

Claire Golding	Product Manager

Name	Designation

2

Mapit Agreement 19/06

Mix Telematics – 3rd Addendum

3rd Addendum to Agreement 19/06

The parties to the original Agreement 19/06 signed in May 2007 hereby mutually agree to amend the existing Agreement with the following clauses that will supersede all previous pricing models.

1.	Deliverable

1.1	Maps and map data

MiX Telematics International (Pty) Ltd (“MiX Telematics”) will be allowed full use of all TeleAtlas, Digital Globe and mapIT map data for all territories world-wide, except for Australia, China, Japan, Republic of Korea and New Zealand (“third party territories”), for which mapIT, at the time of signing this 3rd Addendum, will be required to source the map data from third party sources. Map data sourced from a third party for the third party territories will incur additional fees (over and above the fixed fee described in paragraph 4 of this 3rd Addendum) at a fee to be negotiated and agreed by both parties.

1.2	deCarta

As exclusive distributors for deCarta in South Africa, mapIT is entitled to extend, and shall provide, an unrestricted license to MiX Telematics to make full use of the deCarta engine, suite of services and functionality for all applications (web and mobile) developed as noted below and/or offered by MiX Telematics to its customers world-wide.

2.	Usage

Use of the deCarta products and associated TeleAtlas, Digital Globe and mapIT map data shall be possible for all applications developed and/or offered by MiX Telematics to its customers world-wide, including but not limited to:

•	Use of map data in all applications including Fleet and SVR/ consumer applications.

•	Use of map data for internal use in MiX Control and/or other internal applications/reporting systems, which may be developed for internal use.

•	Use of the deCarta engine with maps not sourced from mapIT (e.g. custom maps provided by end customers and/or dealers),

•	Use of the deCarta engine with mapIT maps and additional data layers not sourced from mapIT.

•	Full suite of attributes, for example, but not limited to, road speed limits, truck attributes, routing.

•	Provide the data and imagery through an SDK.

MiX Telematics will be permitted to use the map data as per the original Agreement and the subsequent Addenda, the deCarta Platform and Aerial Imagery from both local sources and DigitalGlobe.

3.	Term

This Addendum will be in full force and effect and be bound by the terms and conditions of the original Agreement, save for this change, for the period from 1st April 2012 to 30th April 2013.

In the event of a significant technical issue or constraint that will render the proposed mapping solution redundant and that cannot be resolved of MiX Telematics or with the full technical support of mapIT, MiX Telematics reserves the right to terminate this Addendum and revert to the pricing model immediately preceding the price model set forth in this addendum with immediate effect, provided such notice to terminate is communicated to mapIT prior to 1 May 2012.

4.	Fees Payables

The following fees will be payable:

MIX Telematics will pay * per month (excluding VAT) for all inclusive and unlimited use of the map data as described in clause 1.1. However, use of Digital Globe imagery will be capped at * vehicles for the term, after which MiX Telematics will be required to pay * vehicle per month (excluding VAT) over and above the aforementioned cap.

The first * will be invoiced as of 31st March 2012 for March (billing is monthly in arrears)

MiX Telematics will continue to report * in arrears, for the period. At the end of the period the quantity of vehicles being tracked at that time will *

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

2

Signed at Pretoria on this the 28 day of March 2012

For and on behalf of Map Integration Technologies (Pty) Ltd, being duly authorized

Etienne Louw	Managing Director

Name	Designation

As Witnessed:

Charlene Botes	Financial Manager

Name	Designation

Signed at Stellenbosch on this the 23 day of March 2012

For and on behalf of Mix Telematics International (Pty) Ltd, being duly authorised

Charles Tasker	Managing Director

Name	Designation

As Witnessed:

Jason Jones	Commercial Manager

Name	Designation

3

Mapit Agreement 19/06

MiX Telematics – 4th Addendum

4th Addendum to Agreement 19/06

The parties to the original Agreement 19/06 signed in May 2007 hereby mutually agree to replace the 3rd Addendum to Agreement 19/06 signed on 28 March 2012 with this 4th Addendum to Agreement 19/06 that will supersede all previous pricing models.

1.	Deliverable

1.1	Maps and Map Data

MiX Telematics International (Pty) Ltd (“MiX Telematics”) will be allowed full use of all TomTom and mapIT map data (“Map Data”) for all territories world-wide, except for Australia, China, Japan, Republic of Korea and New Zealand(“Third Party Territories”), for which mapIT, at the time of signing this 4th Addendum, will be required to source the date (“Third Party Data”) from third party sources. Third Party Data sourced for the Third Party Territories will incur additional fees at a fee to be negotiated and agreed by both parties (over and above * described in paragraph 4 of this Addendum).

1.2	deCarta

As exclusive distributors for deCarta in South Africa, mapIT is entitled to extend, and shall provide, an unrestricted license to MiX Telematics to make full use of the deCarta engine, suite of services and for all applications (web and mobile) developed as noted below and/or offered by MiX Telematics to its customers world-wide.

2.	Usage

Use of the deCarta products and associated Map Data shall be possible for all applications developed and/or offered by MiX Telematics to its customers world-wide, including but not limited to:

•	Use of Map Date in all applications including Fleet and SYR/consumer applications.

•	Use of Map Data for internal use in MiX Control and/or other internal applications/reporting systems which may be developed for internal use.

•	Use of the deCarta engine with maps not sourced from mapIT (e.g. custom maps provided by MiX Telematics’ end customers and/or dealers).

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

•	Use of the deCarta engine with mapIT maps together with additional data layers not sourced from mapIT.

•	Full suite of attributes, for example, but not limited to, road speed limits, truck attributes, routing.

•	Provision of the data through an SDK.

MiX Telematics will be permitted to use the deCarta platform and the Map Data as per the original Agreement and the subsequent Addenda.

3.	Term

This Addendum will be in full force and effect and be bound by the terms and conditions of the original Agreement, save for this change, for the period from 1st May 2012 to 30th April 2013. MiX Telematics reserves the right to terminate this Addendum and revert to the pricing model immediately preceding the price model set forth in this addendum with immediate effect, provided such notice to terminate is communicated to mapIT prior to 1st June 2012. A notice to terminate shall only be valid as a direct result of a significant technical issue or constraint that will render the proposed mapping solution redundant and that cannot be solved by MiX Telematics or with the full technical support of mapIT.

4.	Fees Payables

The following fees will be payable:

MiX Telematics will pay a * for March 2012 and April 2012.

MiX Telematics shall then pay a * per month for * of the Map Data and deCarta platform as described above. The first * will be invoiced on 31st May 2012 for May 2012.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

2

mapIT shall place pressure on Digital Globe to scrap all charges for use of the Digital Globe imagery for the month of April 2012. In the event of Digital Globe not changing for use of their imagery by MiX Telematics, mapIT will credit MiX Telematics an amount of * in the month following notification from Digital Globe that no payment is required.

The fee noted above is based on a pricing proposal submitted by Mix Telematics to mapIT and accepted by mapIT. The quantity of vehicles used for the basis of deriving the amount noted above was *

It is understood that whilst * has been agreed, MiX Telematics will continue to report * in arrears, for the period *

Please note that all the above figures exclude Value Added Tax (VAT).

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

3

Signed at Pretoria on this the 4 day of June 2012

For and on behalf of Map Integration Technologies (Pty) Ltd, being duly authorized

Etienne Louw	Managing Director

Name	Designation

As Witnessed:

Trevor Morgan	Operations Manager

Name	Designation

Signed at Stellenbosch on this the 31 day of May 2012

For and on behalf of MiX Telematics International (Pty) Ltd, being duly authorized

Charles Tasker	Managing Director

Name	Designation

As Witnessed:

Jason Jones	Commercial Manager

Name	Designation

4

5th Addendum to Agreement 19/06

The parties to the original Agreement 19/06 signed in May 2007 hereby mutually agree to amend the existing Agreement with the following clauses that will be in addition to the previous pricing models.

1. Deliverable - Maps and Map Data

MiX Telematics International (Pty) Ltd (“MiX Telematics”) entered into the 4th Addendum on 4 June 2012 for full use of the Map Data as set out in clause 1.1 and clause 2 of the aforementioned Addendum.

MiX Telematics wishes to have full access to map data for certain Third Party Territories for which an * is payable, in addition to the * of the 4th Addendum, which additional fee is set out in clause 3 of this addendum.

2. Term

This Addendum will be in full force and effect and be bound by the terms and conditions of the original Agreement, save for this change, for the period from 1st September 2012 to 30th April 2013.

3. Fees Payable

The following fees will be payable by MiX Telematics:

•	Australia and New Zealand - * per vehicle per month.

The above fee will be converted to ZAR (South African Rand) on the invoice date at the mid-point of the bank buying and bank selling rates for foreign notes, published by the Standard Bank of South Africa.

Please note that all the above figures exclude Value Added Tax (VAT).

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

Signed at Centurion on this the 1 day of November 2012

For and on behalf of Map Integration Technologies (Pty) Ltd, being duly authorized

Etienne Louw	Managing Director

Name	Designation

As Witnessed:

Charlene Botes	Financial Manager

Name	Designation

Signed at Stellenbosch on this the 29th day of October 2012

For and on behalf of MiX Telematics International (Pty) Ltd, being duly authorised

Catherine Lewis	Marketing Director

Name	Designation

As Witnessed:

ZOE JENKINS	PRODUCT MANAGER

Name	Designation

6th Addendum to Agreement 19/06

The parties to the original Agreement 19/06 signed in May 2007 hereby mutually agree to replace the * set out in the 4th and 5th Addendum to Agreement 19/06 signed on 4 June 202 and 1 November 2012 respectively, with this 6th Addendum to Agreement 19/06 that will supersede all previous *

1.	Deliverable

1.1	Maps and Map Data

MiX Telematics International (Pty) Ltd (“MiX Telematics”) will be allowed full use of all TomTom and mapIT map data (“Map Data”) for all territories world-wide, except Australia, China, Japan, the Republic of Korea and New Zealand (“Third Party Territories”), for which mapIT, at the time of signing this 6th Addendum, will be required to source the data (“Third Party Data”) from third party sources, if necessary and agreed to by both parties, mapIT will source Third Party Data for the Third Party Territories which will incur additional fees * at the costs set out in clause 3.2 or at a fee to be negotiated and agreed by both parties for those territories not covered in clause 3.2.

1.2	deCarta

As exclusive distributors for deCarta in South Africa, mapIT is entitled to extend, and shall provide, an unrestricted license to MiX Telematics to make full use of the deCarta engine, suite of service and functionality for all applications (web and mobile) developed as noted below and/or offered by MiX Telematics to its customers world-wide.

2.	Usage

Use of the deCarta products and associated Map Data shall be possible for all applications developed and/or offered by MiX Telematics to its customers world-wide, including but not limited to:

•	Use of Map Data in all applications including Fleet and SVR/consumer applications.

•	Use of Map Data for Internal use in MiX Control and/or other Internal applications/reporting systems which may be developed for internal use.

•	Use of the deCarta engine with maps not sourced from mapIT (e.g. custom maps provided by MiX Telematics’ end customers and/or dealers).

•	Use of the deCarta engine with mapIT maps together with additional data layers not sourced from mapIT.

•	Full suite of attributes, for example, but not limited to, road speed limits, truck attributes, routing.

•	Provision of the data through an SDK.

MiX Telematics will be permitted to use the deCarta platform and the Map Data as per the original Agreement and the subsequent Addenda.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

3.	Term and Fees Payable

3.1 MIX Telematics will pay *

•	*

•	*

for a fixed period of twelve months commencing on 1 April 2013. The first of these fixed monthly payments will be invoiced on 30 April 2013 for April 2013.

MIX Telematics reserves the right, at its sole discretion * The following prices shall apply:

•	* (excl/incl VAT) per vehicle per month (excluding deCarta).

•	* (excl/incl VAT) per vehicle per month (including deCarta).

* based on a pricing proposal submitted by MiX Telematics to mapIT. It is understood that * MiX Telematics will continue * for the period. The number of vehicles on the deCarta platform will be reported separately *

3.2 MiX Telematics will pay the following fees for Australia and New Zealand:

•	* per vehicle per month (excluding deCarta).

•	* per vehicle per month (including deCarta).

The above fee (AUD) will be converted to ZAR (South African Rand) at the mid-point of the bank buying and selling rates for foreign notes, published by the Standard Bank of South Africa, and 14% VAT will be added on the Invoice date.

*	Material omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

SIGNATURES

This amendment has been signed on behalf of the parties by their duly authorised representatives.

SIGNED by:

NAME: Catherine Lewis

DATE: 16 April 2013

POSITION: Marketing Director

Duly authorised for and on behalf of

MIX Telematics International (Pty) Ltd

SIGNED by:

NAME: Etienne Louw

DATE: 18 April 2013

POSITION: Managing Director

Duly authorised for and on behalf of

Map Integration Technologies (Pty) Ltd